Exhibit 10.21

                                  Form of
                       Full-Recourse Promissory Note
                              Pursuant to the
         ZiLOG, Inc. 2002 Omnibus Stock Incentive Plan (the "Plan")

[$ Amount]                                                       [Date], 200[ ]
                                                                [City], [State]

         FOR VALUE RECEIVED, [name], an individual ("Borrower") promises to pay to ZiLOG, Inc. (the "Company") at its principal offices at 901 E. Hamilton Avenue, Campbell, CA 95008 or such other place that the Company or any successor holder hereof shall designate in writing for such purpose, the principal sum of [amount] dollars [($ amount)], together with interest from the date of this Note on the unpaid principal balance, upon the terms and conditions specified below.

         Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

         1. Term. The principal balance of this Note, together with interest accrued and unpaid to date, shall be due and payable at the close of business on [date], 200[ ].1


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1      Term must not exceed 5 years pursuant to Section 9(f) of the Plan. Note that where required by the Committee, the Borrower shall provide a copy of his or her Internal Revenue Code section 83(b) election form with respect to Borrower's Restricted Stock Award (whether vested or unvested).


         2. Rate of Interest. Interest shall accrue under this Note on any unpaid principal balance at the rate of __.__% per annum, compounded annually, but in no event shall the rate of interest hereunder exceed the maximum rate permitted under applicable usury laws.

         3. Annual Interest Payments. Interest only payments shall be due and payable on December 31 of each year commencing with the first year following the date on which all or any part of the principal of this Note is first disbursed to the Borrower and continuing to and including the year immediately preceding the year in which this Note is paid in full. A final interest payment shall be due and payable on the earlier of (i) the maturity date of this Note or (ii) the date upon which this Note is paid in full.

         4. Prepayment. Prepayment of principal and interest may be made at any time without penalty.

         5. Events of Acceleration. The entire unpaid principal sum and unpaid interest under this Note shall become immediately due and payable upon:

         (a) The date when the Borrower ceases to provide services as a director, consultant or advisor to, or be employed by the Company, any Parent or Related Company; provided that upon termination of such service or employment during the Restricted Period by the Company for any reason other than for Cause, the entire unpaid principal sum and unpaid interest under this Note shall be forgiven;

         (b) The failure of the Borrower to pay when due the principal balance and accrued interest on this Note and the continuation of such default for more than 30 days;

         (c) The insolvency of the Borrower, the commission of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, or the filing by or against the Borrower of a petition in bankruptcy or a petition for relief under federal or state bankruptcy laws and the continuation of such petition without dismissal for a period of 90 days or more; or

         (d) The occurrence of a material event of default under the Stock Pledge Agreement dated as of the date hereof (the "Stock Pledge Agreement") securing this Note or any obligation secured thereby.2


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2      Stock Pledge Agreement is required unless Committee decides otherwise pursuant to Section 9(f) of Plan.


         3. Security. Payment of this Note shall be secured by the Stock Pledge Agreement covering shares of the Company's Common Stock, to be executed, together with this Note, by the Borrower and delivered to the Company. The Borrower, however, shall remain personally liable for payment of this Note, and assets of the Borrower, in addition to the collateral under the Stock Pledge Agreement, may be applied to the satisfaction of the Borrower's obligations hereunder.

         4. Collection. If action is instituted to collect this Note, the Borrower promises to pay all reasonable costs and expenses (including reasonable attorneys fees) incurred in connection with such action.

         5. Waiver. No previous waiver and no failure or delay by the Company or the Borrower in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default or failure of condition under this Note, the Stock Pledge Agreement or the obligations secured thereby. A waiver of any term of this Note, the Stock Pledge Agreement or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Company and shall be limited to the express terms of such waiver.

         The Borrower hereby expressly waives presentment and demand for payment at such time as any payments are due under this Note.

         6. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

         7. Governing Law. This Note shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

         8. Assignment. The holder of this Note shall have the right at any time to sell, assign, transfer, negotiate or pledge all or any part of its interest in this Note. Borrower may not assign, and no person may assume, any of the obligations of Borrower under this Note without the prior written consent of Company or successor thereto, which consent may be granted or withheld in such entity's sole discretion, and any attempt to do so without such consent shall be void.

                  IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year and at the place first written above.


                                           ___________________________________
                                           Signature of Borrower



                                           ___________________________________
                                           Print Name of Borrower


                                           Address:  _________________________